Exhibit 10.30

ADDENDUM TO ADMINISTRATIVE SERVICES AGREEMENT

This Addendum (the “Addendum”) is entered into as of January 1, 2006, by and between CALIFORNIA RADIATION THERAPY MANAGEMENT SERVICES, INC., a California corporation (“MANAGEMENT SERVICES”) and 21st CENTURY ONCOLOGY OF CALIFORNIA, A MEDICAL CORPORATION, a California medical corporation (the “PC”). This Addendum amends Section 3.1 of the Administrative Services Agreement dated August 1, 2003 between the parties (the “Agreement”) to adjust the monthly Service Fee of $39,583.33 paid in 2005 to a monthly Service Fee of $184,000.00 and replaces the Addendum of that same Section dated January 1, 2005. From and after the date hereof, Section 3.1 shall read as follows:

3.1. Service Fee. For the services to be provided hereunder by MANAGEMENT SERVICES, the PC shall pay to MANAGEMENT SERVICES a monthly Service Fee of $184,000.00. The parties agree that the Service Fee represents the fair market value of the services provided by MANAGEMENT SERVICES hereunder and that the parties shall meet annually to reevaluate the value of services provided by MANAGEMENT SERVICES and shall establish the fair market value thereof for purposes of this Section 3.1.

Accepted:	CALIFORNIA RADIATION THERAPY MANAGEMENT SERVICES, INC.

	By:	/s/ David Koeninger
David Koeninger
Vice President and CFO

Accepted:	21st CENTURY ONCOLOGY OF CALIFORNIA, A MEDICAL CORPORATION

	By:	/s/ Daniel E. Dosoretz, M.D.
Daniel E. Dosoretz, M.D.
Vice President